Exhibit 1

Nissin Information

February 18, 2005

1.     Operating Results as of January 31, 2005

     Operating results as of January 31, 2005 were as follows:

          Loans Receivable

	(In millions of yen, except percentages)
	1/04	1/05	% change
Loans to small business owners	75,993	79,141	4.1%
Small business owner loans	57,403	58,454	1.8%
Business Timely loans	18,589	20,687	11.3%
Secured loans	4,593	13,257	188.6%
Notes receivable	387	151	-60.9%
Wide loans	59,277	49,412	-16.6%
Consumer loans	37,107	2,824	-92.4%

Total loans receivable	177,359	144,787	-18.4%

* Bankrupt, delinquent and doubtful loans receivable are included in the above receivables.

          (For details please refer to our Monthly Data for January 2005.)

2.     Notice Regarding Stock Transfer of Venture Link Co., Ltd.

     On February 4, 2005, Nissin announced that it would transfer all the holding shares of Venture Link Co., Ltd. to its wholly-owned subsidiary, NIS Lease Co., Ltd.

     (For details please refer to the press release issued on February 4, 2005.)

3.     Notice Regarding Adjustments in Financial Forecasts

     On February 4, 2005, Nissin announced that it has revised its financial forecasts which were made public at the time it announced financial results for the six months ended September 30, 2004.

(For details please refer to the press release issued on February 4, 2005.)

NISSIN CO., LTD SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
IR homepage address: http://nissin.web-ir.jp/
Investor Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-3905, E-mail: info-ir@nissin-f.co.jp

Nissin Information

4.     Announcement of Stock Split

     Nissin announced that it approved a stock split to return a part of its profit to shareholders, and it believes that this stock split allows investment in Nissin to be more accessible to a broader and more diversified base of investors and improves trading liquidity.

(For details please refer to the press release issued on February 15, 2005.)

(The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.)

NISSIN CO., LTD SHINJUKU L-TOWER 25F 6-1, NISHI-SHINJUKU 1-CHOME SHINJUKU-KU, TOKYO 163-1525 JAPAN
Tokyo Stock Exchange, First Section (Code: 8571) New York Stock Exchange (Trading symbol: NIS)
IR homepage address: http://nissin.web-ir.jp/
Investor Relations Dept./TEL: 03-3348-2423, FAX: 03-3348-3905, E-mail: info-ir@nissin-f.co.jp